Exhibit 99.1

    SciClone Reports Results for Fourth Quarter and Full Year 2003


    SAN MATEO, Calif.--(BUSINESS WIRE)--Feb. 24, 2004--SciClone Pharmaceuticals, Inc. (Nasdaq:SCLN) today reported results for the fourth quarter and full year ended December 31, 2003. Revenues from sales of ZADAXIN(R), the company's lead immune system enhancer drug, were $5,104,000 for the fourth quarter of 2003, a 6% increase over the $4,807,000 reported for the fourth quarter 2002. Higher research and development expenses to support the Company's phase 3 clinical trials was the primary factor in the increased net loss of $4,687,000, or $0.11 per share, for the fourth quarter 2003 compared to $2,617,000, or $0.07 per share, for the fourth quarter of 2002. Cash, cash equivalents and short-term investments totaled $62,975,000 at December 31, 2003, compared to $66,256,000 at September 30, 2003 and
$21,150,000 at December 31, 2002.
    For the full year 2003, revenues from sales of ZADAXIN were $31,732,000, an 86% increase over the $17,101,000 reported for 2002.
The increase was largely a result of an unanticipated temporary increase in sales of ZADAXIN to hospitals in China at the time of the SARS outbreak during the second quarter of 2003. For the full year 2003, net loss was $5,275,000, or $0.13 per share, compared to $10,037,000, or $0.29 per share, in 2002.
    "2003 was a year of solid progress at SciClone. We made significant advancements in the clinical and regulatory development of our products, while achieving record sales and strengthening our financial position," remarked Donald R. Sellers, SciClone's President and Chief Executive Officer. "In 2004, we will build on these accomplishments as we pursue our intended strategic goal of gaining regulatory approvals for ZADAXIN in the U.S., Europe and Japan. We expect to complete enrollment of the second of our two 500 patient U.S. phase 3 hepatitis C clinical trials by the end of the second quarter of 2004 and remain on track for completing both trials by the end of 2005. In Japan, we have completed validation of the phase 3 hepatitis B data from all 49 clinical sites and anticipate filing a Japanese New Drug Application by the end of 2004. Recent interim data from our HCV triple therapy trial along with our oncology programs in Europe and the U.S. suggest the possibility of additional development opportunities for ZADAXIN. In addition to examining these new opportunities for ZADAXIN, we intend to explore new delivery technologies to enhance its use. We are also developing an oral formulation for SCV-07, our in-licensed immune system enhancer candidate, and we are regularly screening additional candidates to enhance our product pipeline."
    Richard A. Waldron, SciClone's Chief Financial Officer, added, "Our strong cash position of over $60 million should allow us to execute our strategic plan and complete our current clinical development programs. As we begin production of ZADAXIN with additional new contract manufacturers, we are building inventory levels through the first half of 2004 to ensure an uninterrupted supply of ZADAXIN for our distributors in China and elsewhere. For 2004, we expect net sales of $21 to 22 million, research and development expenses of $21 to $23 million, a net loss of $18 to $20 million, or $0.43 to $0.50 per share, and year-end cash, cash equivalents and short term investments of $43 to $47 million."

    Other recent developments at SciClone include:

    -- SciClone expects to complete enrollment of the second of its two 500 patient phase 3 hepatitis C clinical trials by the end of the second quarter 2004. Although the first and second trials are identical in design, the second trial is enrolling only patients with mild cirrhosis, who are more difficult to recruit and qualify than non-cirrhotic patients. In September 2003, SciClone completed enrollment of the first 500 patient (non-cirrhotic) phase 3 hepatitis C clinical trial. The entire program is over 90% enrolled and SciClone continues to expect all 1,000 patients from both clinical trials to have completed the 12 months of therapy and 6 months of follow up observation by the end of 2005.

    -- In February, SciClone reported interim 24-week data from its ongoing pilot triple therapy clinical trial in Mexico for hepatitis C patients who have not responded to previous therapy. 41% of patients tested HCV RNA negative and 50% showed a virologic response, defined as a 2 log or greater reduction in the level of HCV RNA, after 24 weeks of a new combination therapy of ZADAXIN, pegylated interferon alpha and ribavirin. By comparison, separate recent studies show that after 24 weeks of double therapy with pegylated interferon alpha plus ribavirin, approximately 30% of hepatitis C non-responder patients tested HCV RNA negative. SciClone had previously reported 12 week data on this group of hepatitis C non-responder patients showing 61% reported an early virologic response, or EVR, which is measured after 12 weeks of therapy and is defined as a 2 log or greater reduction in the level of HCV RNA, and 48% tested negative for HCV RNA. SciClone's ongoing open label clinical trial plans to enroll a total of 50 hepatitis C non-responder patients, each of whom had failed to respond to prior therapy of at least six months of interferon alpha in combination with ribavirin. During the course of this study, patients will receive 12 months of triple therapy and will be observed for six months after completing therapy to measure sustained response, defined as negative HCV RNA by PCR test measured at week 72.

    SciClone management will host a live audio webcast and conference call at 2:00 p.m. EST (11:00 a.m. PST) today, Tuesday, February 24, 2004. The conference call will include forward looking statements. Financial information to be discussed in the conference call will be posted on the newsroom section of SciClone's Web site at http://www.sciclone.com prior to the commencement of the conference call. To participate in the conference call, please log-on at http://www.sciclone.com or call 800-901-5231 (U.S./Canada) or 617-786-2961 (international) and enter passcode 63600379. A replay will be available for two weeks. To access the replay, log on to http://www.sciclone.com or dial 888-286-8010 (U.S./Canada) or 617-801-6888 (international) and enter passcode 54205751.

    About SciClone

    SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. SciClone is currently evaluating its lead product ZADAXIN in several late stage clinical trials, including two phase 3 hepatitis C clinical trials in the U.S., a recently completed phase 3 hepatitis B clinical trial in Japan, a phase 2 malignant melanoma clinical trial in Europe, two phase 2 liver cancer pilot studies in the U.S., and a hepatitis C triple therapy pilot clinical trial in Mexico. The Company's other principal drug development candidate is SCV-07, a potentially orally available therapeutic to treat viral and infectious diseases. For more information about SciClone, visit www.sciclone.com.

    The information in this press release contains forward-looking statements including our expectations and beliefs regarding future sales of our products, future financial results and research and development expense levels, timing and completion of enrollment for our second phase 3 hepatitis C clinical trial; timing and completion of therapy and follow up observation for both of our phase 3 hepatitis C clinical trials; timing of filing of our Japanese New Drug Application; the enrollment of patients in our triple therapy hepatitis C pilot clinical trial; our ability to implement our strategic goals and clinical development programs and the fact that the experimental or clinical data described may imply certain actual results in larger patient populations. Words such as "expects," "plans," "believe," "may," "will," "anticipated," "intended" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, goals, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including changes in demand for ZADAXIN, the progress or failure of clinical trials, the statistical significance of data obtained from clinical trials, the speed with which patients are enrolled in our trials and programs, competition for enrollment of patients meeting a particular patient profile, our ability to enroll a sufficient number of eligible patients to yield statistically significant results, maintenance of the sufficiency and eligibility of the enrolled patient population, unexpected delays in preparation of the Japanese New Drug Application, delays in analyzing and synthesizing data obtained from clinical trials, future actions by the U.S. Food and Drug Administration or equivalent regulatory authorities in Europe and Japan and the fact that experimental data and clinical results derived from studies with a limited group of patients may not be predictive of the results of larger studies, as well as other risks and uncertainties described in SciClone's filings with the Securities and Exchange Commission.



                    SCICLONE PHARMACEUTICALS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                  (Unaudited)   (Unaudited)  (Unaudited)
                  Three Months  Three Months    Year         Year
                     Ended        Ended         Ended        Ended
                    Dec. 31,     Dec. 31,      Dec. 31,     Dec. 31,
                      2003         2002         2003         2002
                  ------------ ------------ ------------ -------------

Product sales      $5,104,000   $4,807,000  $31,732,000   $17,101,000
Contract revenue      134,000      223,000      806,000       671,000
                  ------------ ------------ ------------ -------------

Total revenue       5,238,000    5,030,000   32,538,000    17,772,000
Cost of product
 sales                754,000      962,000    5,636,000     3,487,000
                  ------------ ------------ ------------ -------------

Gross margin        4,484,000    4,068,000   26,902,000    14,285,000

Operating
 expenses:
   Research and
    development     6,273,000    3,240,000   18,949,000    11,647,000
   Sales and
    marketing       1,872,000    2,433,000    9,018,000     8,724,000
   General and
    administ-
    rative          1,089,000      995,000    4,134,000     3,902,000
                  ------------ ------------ ------------ -------------
Total operating
 expenses           9,234,000    6,668,000   32,101,000    24,273,000
                  ------------ ------------ ------------ -------------

Loss from
 operations        (4,750,000)  (2,600,000)  (5,199,000)   (9,988,000)

Interest and
 investment
 income               123,000       71,000      266,000       323,000
Interest and
 investment
 expense              (90,000)     (90,000)    (361,000)     (361,000)
Other income
 (expense), net        30,000        2,000       19,000       (11,000)
                  ------------ ------------ ------------ -------------

Net loss          $(4,687,000) $(2,617,000) $(5,275,000) $(10,037,000)
                  ============ ============ ============ =============

Basic and diluted
 net loss per share    ($0.11)      $(0.07)      ($0.13)       $(0.29)
                  ============ ============ ============ =============

Weighted average
 shares used in
 computing basic
 and diluted net
 loss per share    44,441,967   36,891,892   39,568,199    35,002,003
                  ============ ============ ============ =============




                    SCICLONE PHARMACEUTICALS, INC.
                      CONSOLIDATED BALANCE SHEETS

                  ASSETS

                                            December 31,  December 31,
                                                2003          2002
                                           ------------- -------------
                                            (unaudited)
Current assets:
  Cash and cash equivalents                 $52,899,000   $10,233,000
  Restricted short-term investments             695,000       685,000
  Other short-term investments                9,381,000    10,232,000
  Accounts receivable, net of allowance of
   $638,000 in 2003 and 2002                 10,142,000     9,276,000
  Inventories                                 5,778,000     3,431,000
  Prepaid expenses and other current assets   2,456,000     2,297,000
                                           ------------- -------------
Total current assets                         81,351,000    36,154,000
Property and equipment, net                     325,000       111,000
Intangible assets, net                          612,000       682,000
Other assets                                  1,534,000       164,000
                                           ------------- -------------
Total assets                                $83,822,000   $37,111,000
                                           ============= =============

   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                           $3,423,000    $3,150,000
  Accrued compensation and employee
   benefits                                   1,440,000     1,089,000
  Accrued clinical trials expense             1,889,000       966,000
  Accrued professional fees                     481,000       679,000
  Deferred revenue                              537,000       895,000
  Other accrued expenses                        631,000       259,000
                                           ------------- -------------
Total current liabilities                     8,401,000     7,038,000
Deferred revenue                                671,000     1,119,000
Other long term liabilities                     900,000             0
Convertible notes payable                     5,600,000     5,600,000
Commitments and contingencies
Stockholders' equity:
  Preferred stock; $0.001 par value;
   10,000,000 shares authorized; no
   shares outstanding in 2003 and 2002,
   respectively                                  - - -         - - -
  Common stock; $0.001 par value (no par
   value in 2002); 75,000,000
   shares authorized; 44,484,144 and
   36,904,916 shares issued and
   outstanding in 2003 and 2002,
   respectively                                  44,000   156,290,000
  Additional paid-in capital                206,320,000         - - -
  Accumulated other comprehensive income        176,000        79,000
  Accumulated deficit                      (138,290,000) (133,015,000)
                                           ------------- -------------
Total stockholders' equity                   68,250,000    23,354,000
                                           ------------- -------------
Total liabilities and stockholders' equity  $83,822,000   $37,111,000
                                           ============= =============




                    SCICLONE PHARMACEUTICALS, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   Year ended
                                                   December 31,
                                                2003          2002
                                            ------------ -------------
                                            (unaudited)
Operating activities:
Net loss                                    $(5,275,000) $(10,037,000)
Adjustments to reconcile net loss
 to net cash used in operating activities:
  Depreciation and amortization                 185,000       556,000
  Non cash interest income                      (12,000)      (21,000)
  Changes in operating assets and
   liabilities:
    Accounts receivable, net                   (866,000)     (484,000)
    Inventories                              (2,347,000)      628,000
    Prepaid expenses and other assets          (355,000)     (967,000)
    Accounts payable and other accrued
     expenses                                   345,000     1,576,000
    Accrued compensation and employee
     benefits                                   352,000       129,000
    Accrued clinical trials expense             923,000       670,000
    Accrued professional fees                  (198,000)       46,000
    Deferred revenue                           (806,000)    2,014,000
                                            ------------ -------------
Net cash used in operating activities        (8,054,000)   (5,890,000)
                                            ------------ -------------

Investing activities:
  Purchase of property and equipment           (303,000)      (66,000)
  Proceeds from sales of short-term
   investments                                1,500,000     2,694,000
  Payment on purchases of short-term
   investments                                 (550,000)   (6,600,000)
                                            ------------ -------------
Net cash provided by (used in) investing
 activities                                     647,000    (3,972,000)
                                            ------------ -------------

Financing activities:
  Proceeds from issuance of common stock
   net of financing costs                    50,073,000    10,577,000
                                            ------------ -------------
Net cash provided by financing activities    50,073,000    10,577,000
                                            ------------ -------------

Net increase (decrease) in cash and cash
 equivalents                                 42,666,000       715,000
Cash and cash equivalents, beginning of year 10,233,000     9,518,000
                                            ------------ -------------
Cash and cash equivalents, end of year      $52,899,000   $10,233,000
                                            ============ =============

    CONTACT: SciClone Pharmaceuticals, Inc.
             Richard A. Waldron, 650-358-3437